Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Cuentas Inc. of our report dated March 31, 2022 relating to the financial statements of Cuentas Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Halperin Ilanit
Certified Public Accountants (Isr.)

Tel Aviv, Israel

July 31, 2023